UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2006
VISTACARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50118	06-1521534
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
4800 North Scottsdale Road,
Suite 5000
Scottsdale, Arizona 85251

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (480) 648-4545
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On September 26, 2006, VistaCare, Inc. (the “Company”) announced the resignation of David W. Elliot, Jr. as President and Chief Operating Officer of the Company. Mr. Elliot’s resignation was effective September 26, 2006. In addition, Mr. Elliot resigned from the Company’s Board of Directors effective September 26, 2006. Pursuant to Mr. Elliot’s Management Agreement with the Company and related agreements, the Company will record a charge in the fourth quarter 2006 of approximately $400,000 for severance-related expenses. In addition, the Company will incur approximately $150,000 in expenses associated with accelerated vesting of a portion of Mr. Elliot’s unvested stock options.
Richard R. Slager, the Company’s Chairman and Chief Executive Officer, has reassumed the position of President of the Company. Information with regard to Mr. Slager, including the information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K and information regarding Mr. Slager’s Management Agreement with the Company, is set forth in the Company’s filings with the Securities and Exchange Commission.
A copy of the Company’s press release announcing the resignation of Mr. Elliot is filed with this Current Report.
Item 9.01. Financial Statements and Exhibits.
Exhibits:
99.1	Press Release of VistaCare, Inc. issued September 26, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTACARE, INC.

Date: September 27, 2006	By:	/s/ Stephen Lewis

	Name:	Stephen Lewis
	Title:	Secretary